Exhibit 99.1

Pulse Biosciences Reports Business Updates and First Quarter 2026 Financial Results

Accelerates Enrollment Timeline for the Cardiac Catheter IDE

Conference Call to Be Held Thursday, May 7th to Discuss Business Updates and Financial Results

HAYWARD, California [Business Wire] – May 4, 2026. Pulse Biosciences, Inc. (Nasdaq: PLSE), developer of novel nPulse™ technology using proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) energy, today announced business updates and financial results for the first quarter ended March 31, 2026.

Recent Business Highlights

Endocardial Catheter AF Ablation

●

Announced strategic prioritization of the nPulse Cardiac Catheter System following landmark clinical data, presented at AF Symposium, demonstrating exceptional procedure efficiency and durable outcomes.

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Presented late-breaking data at Heart Rhythm 2026. The expanded data set included increased evaluable patient counts from the first-in-human European feasibility study showing sustained 100% procedural success by Holter monitor at 6 months (95/95 evaluable patients), 96% procedural success by Holter monitor at 12 months (51/53), and 90% Kaplan-Meier estimate of freedom from atrial arrythmias (AF/AFL/AT) at 12 months.

●	Commenced enrollment in NANOPULSE-AF, the U.S. IDE pivotal clinical trial, with first patients treated in early April 2026. Enrollment is now anticipated to be completed in early-Q4 2026.
●

Added key leadership with Dr. David Kenigsberg transitioning to full-time Chief Medical Officer and Liane Teplitsky joining as Chief Operating Officer to support pivotal trial execution and commercial preparation.

Surgical AF Ablation

●	Continued to progress the NANOCLAMP-AF, U.S. IDE pivotal trial for concomitant surgical AF ablation, with enrollment expected to be completed by the end of the first half of 2027.
●

Treated over 60 patients to date across three sites in the first-in-human European feasibility study. Electroanatomical mapping results from the three months follow up on 34 patients were presented at the European Heart Rhythm Association 2026 showing 94% durable and consistent pulmonary vein isolations, 100% posterior box isolation, and 41 second average total ablation time, consistent with the positive clinical data reported in October 2025.

Soft Tissue Ablation

●	Generated $0.4 million in revenue from nPulse Vybrance capital and disposables.
●	Presented data at NASIT demonstrating 74% benign thyroid nodule volume reduction rate with no regrowth at 15-22 months follow-up.
●	Completed enrollment of first 50 patients in PRECISE-Benign Thyroid Nodule study, and expanded potential enrollment to 100 patients.
●	Enrolled first patients in first-in-human feasibility study for papillary thyroid microcarcinoma in collaboration with MD Anderson Cancer Center, with enrollment expected to complete by year-end 2026.

“This was a defining quarter for Pulse Biosciences. We sharpened our strategic focus on electrophysiology based on landmark clinical outcomes that reinforced the durability and efficiency of AF treatment with the nPulse catheter and commenced enrollment in our U.S. IDE pivotal trial of our nPulse Cardiac Catheter System,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “Based on high investigator enthusiasm and early pivotal study progress, we are pleased to update our anticipated enrollment completion timing to early-Q4, 2026. The momentum we are building positions us to advance critical clinical and regulatory milestones that will bring the transformative potential of nanosecond PFA technology to patients and physicians globally.”

Ms. Liane Teplitsky joined Pulse Biosciences as Chief Operating Officer and brings a wealth of experience in electrophysiology at this consequential moment of our strategic focus. Her impact on the nPulse Cardiac Catheter program will enable accelerated clinical development, and her impact is already evident through relationships with leading physicians as well as internal and external business leaders.

First Quarter 2026 Financial Results

Total revenue for the three months ended March 31, 2026 was $0.4 million, including both capital and disposable sales.

Total GAAP costs and expenses, representing cost of product revenue, research and development, and selling, general and administrative expenses, for the three months ended March 31, 2026, were $19.6 million, an increase of $1.6 million compared to $18.0 million in the prior year period. The increase was primarily driven by increased investment in clinical programs, partially offset by lower stock-based compensation expense. Non-GAAP costs and expenses for the three months ended March 31, 2026, were $17.4 million, an increase of $4.7 million compared to $12.7 million in the prior year period.

GAAP net loss for the three months ended March 31, 2026 was ($18.6) million compared to ($16.8) million for the three months ended March 31, 2025. Non-GAAP net loss for the three months ended March 31, 2026 was ($16.4) million compared to ($11.4) million for the three months ended March 31, 2025.

Cash and cash equivalents totaled $68.3 million as of March 31, 2026, compared to $119.3 million as of March 31, 2025 and $80.7 million as of December 31, 2025. Cash used in operating activities in the first quarter of 2026 totaled $14.6 million, compared to $13.5 million used in the same period in the prior year, and $14.8 million used in the fourth quarter of 2025. The Company has an ATM program in effect with approximately $60 million of availability. In addition, the Company has an effective $200 million shelf registration statement.

Reconciliations of GAAP to Non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Grant of Inducement Options

In May 2026, the Company granted options to four new employees of the Company to purchase a collective total of up to 15,000 shares of Company common stock. These awards were granted as an inducement material to their becoming employees of the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and were approved by the Company’s Compensation Committee. The inducement awards were granted on May 2, 2026, pre-market. The options have a ten-year term and an exercise price of $20.83 per share, the closing price per share of the Company’s common stock as reported by Nasdaq on May 1, 2026, the last closing price prior to grant, and all will be subject to time-based vesting over four years, with 1/4 of each award vesting annually, subject to the employee’s continued employment with Pulse Biosciences. The options are subject to the terms and conditions of the 2017 Inducement Equity Incentive Plan, as amended to date, and the award agreements entered into with each recipient.

Webcast and Conference Call Information

Pulse Biosciences' management will host a conference call Thursday, May 7, 2026, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-800-715-9871 from the U.S. or 1-646-307-1963 internationally and providing Conference ID 2636693. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company's condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, and a legal settlement. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company's business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude non-cash expenses for stock-based compensation, depreciation and amortization and legal settlement expenses.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nPulse Cardiac Catheter System, statements concerning whether the Company’s sharpened strategic focus on electrophysiology, including its hire of key personnel with EP experience, will allow it to accelerate enrollment in the NANOPULSE-AF clinical trial or any other trial or study, Pulse Biosciences’ expectations, whether stated or implied, about whether the Company’s nsPFA technology will become either a disruptive treatment option or a superior option for treating atrial fibrillation or any other medical condition, statements relating to the effectiveness of the Company’s nsPFA technology and nPulse System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its nPulse Cardiac Catheter to treat paroxysmal atrial fibrillation, statements concerning whether any clinical study will show that the Company’s novel nsPFA mechanism of action and catheter design will deliver fast, precise ablations in cardiac tissue and streamline workflow, statements concerning market opportunities, customer adoption and future use of the nPulse System to address a range of conditions such as atrial fibrillation, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group

Philip Trip Taylor

415.937.5406

philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$68,319	$80,735
Accounts receivable, net	157	274
Inventory	206	136
Prepaid expenses and other current assets	2,448	2,276
Total current assets	71,130	83,421

Property and equipment, net	1,016	1,051
Intangible assets, net	408	575
Goodwill	2,791	2,791
Right-of-use assets	5,702	6,010
Other assets	575	691
Total assets	$81,622	$94,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,761	$2,777
Accrued liabilities	5,408	3,576
Lease liability, current	1,627	1,570
Total current liabilities	9,796	7,923

Lease liability, less current portion	5,528	5,960
Total liabilities	15,324	13,883

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000,000 shares; issued and outstanding – 68,225,067 shares and 67,839,689 shares as of March 31, 2026 and December 31, 2025, respectively	68	68
Additional paid-in capital	548,092	543,869
Accumulated deficit	(481,862)	(463,281)
Total stockholders’ equity	66,298	80,656
Total liabilities and stockholders’ equity	$81,622	$94,539

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Product revenue	$401	$—

Cost and expenses:
Cost of product revenue	370	—
Research and development	12,590	10,313
Selling, general and administrative	6,591	7,731
Total cost and expenses	19,551	18,044
Loss from operations	(19,150)	(18,044)

Other income (expense):
Interest income	593	1,255
Other expense	(24)	(6)
Total other income	569	1,249
Net loss	(18,581)	(16,795)
Comprehensive loss	$(18,581)	$(16,795)

Net loss per share, basic and diluted	$(0.27)	$(0.25)
Weighted average common shares outstanding, basic and diluted	67,994,566	67,125,967

	Three Months Ended
	March 31,
Stock Based Compensation Expense:	2026	2025
Cost of product revenue	$44	$—
Research and development	1,758	2,762
Selling, general and administrative	110	2,919
Total stock-based compensation expense	$1,912	$5,681

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Reconciliation of GAAP to non-GAAP Cost of product revenue
GAAP Cost of product revenue	$370	$—
Stock-based compensation expense	(44)	—
Non-GAAP Cost of product revenue	$326	$—

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$12,590	$10,313
Stock-based compensation expense	(1,758)	(2,762)
Depreciation and amortization	(43)	(46)
Non-GAAP Research and development	$10,789	$7,505

Reconciliation of GAAP to non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$6,591	$7,731
Stock-based compensation expense	(110)	(2,919)
Depreciation and amortization	(212)	(236)
Legal settlement	—	590
Non-GAAP Selling, general and administrative	$6,269	$5,166

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$19,551	$18,044
Stock-based compensation expense	(1,912)	(5,681)
Depreciation and amortization	(255)	(282)
Legal settlement	—	590
Non-GAAP Cost and expenses	$17,384	$12,671

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(18,581)	$(16,795)
Stock-based compensation expense	1,912	5,681
Depreciation and amortization	255	282
Legal settlement	—	(590)
Non-GAAP Net loss	$(16,414)	$(11,422)